SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               August 14, 1996
                                                               ---------------

                          TRANSATLANTIC HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                    1-10545                    13-3355897
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


80 Pine Street, New York, New York                                  10005
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(Address of principal executive offices)                         (zip code)


(Registrant's telephone number, including area code)             212-770-2000
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                                 Not Applicable
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(Former name or former address, if changed since last report)

Item 5.     Other Events.

     On August 14, 1996, Transatlantic Holdings, Inc., A Delaware Corporation (the "Company"), through its wholly-owned subsidiary Transatlantic Reinsurance Company, acquired all of the outstanding shares of Guardian Ruckversicherungs-Gesellschaft ("Guardian Re"), a reinsurance company based in Zurich, Switzerland, for approximately U.S. $105 million in cash. Guardian Re was acquired from Guardian Royal Exchange International (Holdings) B.V., Amsterdam, a subsidiary of Guardian Royal Exchange plc, London. The funds for the acquisition were generated from operations. A copy of the press release announcing the acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


     (c)     Exhibits

     99.1   Press Release, dated August 14, 1996.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TRANSATLANTIC HOLDINGS, INC.



                                   By:     /s/ David W. Smith
                                           -------------------------------
                                        Name: David W. Smith
                                        Title:   Senior Vice President
                                             and General Counsel


Dated: August 22, 1996

                                  EXHIBIT INDEX

Exhibit Number      Description
- --------------      -----------


     99.1           Press Release, dated August 14, 1996.

NEWS                [TRANSATLANTIC REINSURANCE COMPANY LETTERHEAD]


http://www.transre.com        80 Pine Street, New York, New York 10005
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For further information, please contact:

David W. Smith
(212) 770-2162

                        TRANSATLANTIC REINSURANCE COMPANY
                        ---------------------------------
                       ACQUIRES GUARDIAN RE OF SWITZERLAND
                       -----------------------------------

NEW YORK, N.Y., August 14, 1996 - Transatlantic Reinsurance Company, a wholly-owned subsidiary of Transatlantic Holdings, Inc. (NYSE: TRH) announced today that it has acquired Guardian Ruckversicherungs-Gesellschaft ("Guardian Re"), based in Zurich for approximately U.S. $105 million.

Guardian Re writes reinsurance extensively in Europe with long-standing relationships throughout. In addition, the Company also writes business in other key international markets. Net premiums written for the first six months of 1996 amounted to U.S. $80 million. Assets at June 30, 1996 approximated U.S. $370 million, comprised primarily of high-grade fixed-income securities.

Commenting on this acquisition, Robert F. Orlich, President and Chief Executive Officer, said "Guardian Re is a strategic fit within Transatlantic's expanding European network. With both a complimentary portfolio and territorial mix, the Company will work in close harmony with our Paris based continental European branch, which successfully commenced operations late last year."

Guardian Re was formerly owned by Guardian Royal Exchange International (Holdings) B.V., Amsterdam, a subsidiary of Guardian Royal Exchange plc, London.

                        #         #         #

Transatlantic Reinsurance Company is a subsidiary of Transatlantic Holdings, Inc. (TRH) which is a leading international reinsurance organization with U.S. operations based in New York and Chicago and foreign operations based in Miami (serving Latin America and the Caribbean), London, Hong Kong, Tokyo, Toronto, Paris, Buenos Aires and Zurich. With assets approximating $4.0 billion, its subsidiaries, Transatlantic Reinsurance Company and Putnam Reinsurance Company (each rated "A+(Superior)" by A.M. Best Company and "AA" by Standard and Poor's Corporation), offer reinsurance capacity on both a treaty and facultative basis
- -- structuring traditional and non-traditional programs for a full range of property and casualty products, with an emphasis on specialty risks.

                        #         #         #

For additional information about the Company, visit Transatlantic's Web site
     @http://www.transre.com